Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

July 21, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re: TradeOn, Inc.
File #: 000-53547
FEI #: 26-1548693

Ladies and Gentlemen:

We have read the statements by TradeOn, Inc. included under Item 4.01 of its Report on Form 8-K dated July 21, 2010, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between TradeOn, Inc. and Weinberg & Baer LLC has ceased.

Respectfully submitted,

/s/ Weinberg & Baer LLC
Weinberg & Baer LLC
Baltimore, Maryland
July 21, 2010